UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2007

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective June 11, 2007, Roger H. Moore became interim Chief Executive Officer and President of Arbinet-thexchange, Inc. (“Arbinet” or the “Company”). Pursuant to an offer letter dated July 9, 2007 with Mr. Moore, Mr. Moore is entitled to receive an annual base salary of $300,000. Mr. Moore will also be considered for bonus awards and equity grants, as determined by the Board of Directors in its reasonable discretion.

Under Mr. Moore’s offer letter, either the Company or Mr. Moore may terminate his employment at any time for any reason without notice.

The above summary of the offer letter does not purport to be complete and is qualified in its entirety by reference to Mr. Moore’s offer letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter by and between Roger H. Moore and Arbinet-thexchange, Inc., dated July 9, 2007*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

Date: July 10, 2007	By:	/s/ W. Terrell Wingfield, Jr.
	Name:	W. Terrell Wingfield, Jr.
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter by and between Roger H. Moore and Arbinet-thexchange, Inc., dated July 9, 2007*

*	Filed herewith